Prime Blockchain Inc. April 2022 Exhibit 99.2

Disclaimer This presentation (this “presentation”) has been prepared for use by 10X Capital Venture Acquisition Corp. II (“10X Capital”) and Prime Blockchain Inc. (the “Company” or “PrimeBlock”) in connection with their proposed business combination (together, the “Transaction”). This presentation is for informational purposes only and is being provided solely to assist parties in evaluating the transaction. Any reproduction or distribution of this presentation, in whole or in part, or the disclosure of its contents, without the prior consent of 10X Capital and the Company is prohibited. This presentation and any oral statements made in connection with this presentation shall neither constitute an offer to sell nor the solicitation of an offer to buy any securities, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the proposed business combination, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdictions. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. Neither the Securities and Exchange Commission nor any state or territorial securities commission has approved of the securities or determined if this presentation is truthful or accurate No Representations and Warranties This presentation is for informational purposes only and does not purport to contain all of the information that may be required to evaluate a possible investment decision with respect to the Company. The recipient agrees and acknowledges that this presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by 10X Capital or the Company or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction between 10X Capital and the Company and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The recipient also acknowledges and agrees that the information contained in this presentation is preliminary in nature and is subject to change, and any such changes may be material. 10X Capital and the Company disclaim any duty to update the information contained in this presentation. Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. 10X Capital’s and the Company’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, 10X Capital’s and the Company’s expectations with respect to future performance and anticipated financial impacts of the Transaction, the satisfaction of closing conditions to the Transaction and the timing of the completion of the Transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of 10X Capital’s final prospectus filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2021 (the “final prospectus”). In addition, there will be risks and uncertainties described in the proxy statement relating to the business combination, which is expected to be filed by 10X Capital with the SEC and other documents filed by 10X Capital from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside 10X Capital’s and the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the level of redemptions by 10X Capital's shareholders in connection with a business combination and the outcome of any legal proceedings that may be instituted against 10X Capital or the Company following the announcement of the Transaction; (2) the inability to complete the Transaction, including due to the inability to close the business combination and one or more private placements of the Company’s securities or due to the failure to obtain approval of the stockholders of 10X Capital; (3) delays in obtaining, adverse conditions contained in, or the inability to obtain any necessary regulatory approvals or complete regulatory reviews required to complete the Transaction; (4) the risk that the Transaction disrupts current plans and operations as a result of the announcement and consummation of the Transaction; (5) the inability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (6) costs related to the Transaction; (7) changes in the applicable laws or regulations; (8) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (9) the impact of the global COVID-19 pandemic; (10) the price of Bitcoin and other cryptocurrencies; and (11) other risks and uncertainties indicated from time to time described in 10X Capital ’s SEC filings, including those under “Risk Factors” in the final prospectus or in the proxy statement that will be filed by 10X Capital with the SEC and those set forth under the heading "Risk Factors" in the Appendix to this presentation. 10X Capital and the Company caution that the foregoing list of factors is not exclusive and the recipient should not place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Neither 10X Capital nor the Company undertakes or accepts any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. All information set forth herein speaks only as of the date hereof in the case of information about 10X Capital and the Company or the date of such information in the case of information from persons other than 10X Capital and the Company, and 10X Capital and the Company expressly disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this presentation or to reflect any changes in their expectations or any change in events, conditions or circumstances on which any statement is based. Forecasts may not reflect actual results. ©2022 — Disclaimer

Industry and Market Data In this presentation, 10X Capital and the Company rely on and refer to publicly available information and statistics regarding market participants in the sectors in which the Company competes and other industry data. Any comparison of the Company to the industry or to any of its competitors is based on this publicly available information and statistics and such comparisons assume the reliability of the information available to the Company. The Company obtained this information and statistics from third-party sources, including reports by market research firms and company filings. While the Company believes such third-party information is reliable, there can be no assurance as to the accuracy or completeness of the indicated information. Neither the Company nor 10X Capital has independently verified the information provided by the third-party sources. Additionally, there can be no assurance that the operating results of the company will be consistent with those of the industry. Trademarks This presentation may contain trademarks, service marks, trade names and copyrights of other companies, whether pending or granted, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, SM © or ® symbols, but 10X Capital and the Company will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. The Company does not currently hold any registered trademarks or pending trademark applications. The Company intends to apply for registration of the “PrimeBlock” mark in the United States and other jurisdictions. Private Placement; No Offer or Solicitation The securities to which this presentation relates have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. This presentation relates to securities that the Company intends to offer in reliance on exemptions from the registration requirements of the Securities Act and other applicable laws. These exemptions apply to offers and sales of securities that do not involve a public offering. The securities have not been approved or recommended by any federal, state or foreign securities authorities, nor have any of these authorities passed upon the merits of this offering or determined that this presentation is accurate or complete. Any representation to the contrary is a criminal offense. This presentation and any statements made in connection with this presentation are for informational purposes only and are neither offers to sell or purchase, nor solicitations of an offer to sell, buy or subscribe for any securities in any jurisdiction, nor are they solicitations of any vote relating to the potential Transaction or otherwise in any jurisdiction, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. Changes and Additional Information in Connection with SEC Filing The information in this presentation has not been reviewed by the SEC and certain information, such as the financial measures referenced herein, may not comply in certain respects with SEC rules. As a result, the information in the registration statement 10X Capital intends to file in connection with the proposed business combination may differ from this presentation to comply with SEC rules. The registration statement and those other documents will include substantial additional information about the Company and its business that is not contained in this presentation. Once filed, the information about the Company and its business in the registration statement will update and supersede the information included in this presentation. Additional Information In connection with the transaction, PrimeBlock will become the wholly-owned subsidiary of 10X Capital and 10X Capital will be renamed Prime Blockchain Inc. as of the closing of the transaction. 10X Capital is expected to file a registration statement on Form S-4 (the “Form S-4”) with the U.S. SEC that will include a proxy statement and prospectus of 10X Capital. 10X and PrimeBlock urge investors, shareholders and other interested persons to read, when available, the Form S-4, including the preliminary proxy statement/prospectus and amendments thereto and the definitive proxy statement/prospectus and documents incorporated by reference therein, as well as other documents filed with the SEC in connection with the transaction, as these materials will contain important information about PrimeBlock, 10X Capital and the transaction. Such persons can also read 10X Capital’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for a description of the security holdings of 10X Capital’s officers and directors and their respective interests as security holders in the consummation of the transaction. When available, the definitive proxy statement/prospectus will be mailed to 10X Capital’s shareholders. Shareholders will also be able to obtain copies of such documents and all other relevant documents filed or that will be filed with the SEC by 10X Capital, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: 10X Capital Venture Acquisition Corp. II 1 World Trade Center, 85th Floor, New York, NY 10007, attention: Yael Steiner. Before making any voting decision, investors and security holders of 10X Capital and PrimeBlock, and other interested parties, are urged to read the registration statement, the proxy statement/ prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed business combination as they become available because they will contain important information about the proposed business combination. Participants in the Solicitation 10X Capital, PrimeBlock and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of 10X Capital’s shareholders in connection with the transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of 10X Capital’s directors and executive officers in 10X Capital’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 30, 2022. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of 10X Capital’s shareholders in connection with the transaction will be set forth in the proxy statement/prospectus for the transaction when available. Information concerning the interests of 10X Capital’s participants in the solicitation, which may, in some cases, be different than those of 10X Capital Venture Acquisition Corp. II’s equity holders generally, will be set forth in the proxy statement/prospectus relating to the transaction when it becomes available. Disclaimer (cont’d) ©2022 —

Financial and Other Information The financial information contained in this presentation has been taken from or prepared based on unaudited historical financial statements of the Company and its constituent businesses. The audit of these financial statements of the Company is in process. Accordingly, such financial information and data may not be included in, may be adjusted in or may be presented differently in any proxy statement to be filed with the SEC by 10X Capital in connection with the Transaction. This presentation contains certain estimated preliminary financial results and key operating metrics for the period ended December 31, 2021. This information is preliminary and subject to change. As such, the Company’s results may differ from the preliminary results presented here and will not be finalized until the Company's audit for the period ended December 31, 2021 is completed. This presentation includes certain non-GAAP financial measures (including on a forward-looking basis) such as EBIT (excluding stock-based compensation), Adjusted EBITDA and Adjusted EBITDA Margin. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. The Company believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about the Company. The Company’s management uses forward-looking non-GAAP measures to evaluate the Company’s projected financials and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial measures. In addition, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore, the Company’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. EBIT (excluding stock-based compensation) is calculated as Net Income with income tax provision, interest on debt (none in 2021) and stock-based compensation added back. Adjusted EBITDA is calculated as Net Income with income tax provision, interest on lease liability, stock-based compensation and depreciation and amortization expenses added back. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue. Investors and security holders of 10X Capital are urged to read the proxy statement and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed business combination. Investors and security holders will be able to obtain free copies of the proxy statement and other documents containing important information about 10X Capital and the transaction through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by 10X Capital can be obtained free of charge by directing a written request to 10X Capital, Inc., 1 World Trade Center, 85th Floor, New York, NY 10007. Use of Projections The financial projections, estimates and targets in this presentation are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company's or 10X Capital's control. While all financial projections, estimates and targets are necessarily speculative, the Company and 10X Capital believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this presentation are for illustrative purposes only and should not be regarded as an indication that the Company and 10X Capital, or their representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events. Neither the Company's nor 10X Capital's independent auditors have reviewed, compiled, or performed any procedures with respect to the projections for purpose of their inclusion in this presentation and, accordingly, neither of them has expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. The Company's Organization The Company is a newly formed Delaware corporation. In January 2022, the Company acquired (1) all shares of capital stock of Exponential Digital, Inc., a Delaware corporation, and (2) certain assets of BM Group, Inc., a Caymans exempted company. If the proposed business combination is consummated, 10X Capital and the Company will combine, and the consolidated company is expected to be named “Prime Blockchain Inc.” This presentation assumes completion of the foregoing transactions as currently contemplated. Conflicts of Interest Hans Thomas, the Chief Executive Officer and Chairman of the Company, is the managing member of 10X Capital's sponsor, 10X Capital SPAC Sponsor II LLC and holds voting and investment discretion with respect to the securities held of record by the sponsor. Cantor Fitzgerald & Co. (“CF&CO”) acted as the underwriter of 10X Capital’s initial public offering and acquired private placement units in 10X Capital that were deemed underwriting compensation. Additionally, CF&CO has been engaged by 10X Capital as a capital markets advisor in connection with a potential business combination with the Company, and, in connection therewith, CF&CO may be entitled to received fees from 10X Capital in the event a Transaction is consummated. Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, (“Cohen”) has been engaged by 10X Capital as an advisor in connection with the potential business combination with the Company, and in connection therewith, Cohen may be entitled to receive fees from 10X Capital in the event a Transaction is consummated. Additionally, Cohen is an affiliate of a passive member of 10X Capital’s Sponsor. Disclaimer (cont’d) ©2022 —

Our mission is to become the world’s leading integrated crypto infrastructure and mining operator At Scale Today: Material existing capacity & revenue currently in place Growth: Institutional, crypto-native team with experience sourcing miners and power supply and navigating capital markets ESG: Strategic commitment to contracting with energy utilities focused on sustainable operations, drawing power from distributors who are connected to the Tennessee Valley Authority ("TVA"), one of the nation’s largest public power companies, with focus on sustainability and social responsibility Proprietary Technology Enhances Opportunity: Modular data center technology allows us to scale additional capacity without relying on third-party hosting providers Diversified: Business model combines self-mining with third-party hosting for some of the world’s largest bitcoin miners, allowing for scale efficiencies and potential downside protection ©2022 —

Blue Chip Deeply Experienced Management Team //

Key Management Post Transaction



Gaurav Budhrani

Chief Executive Officer
Director Nominee

- Former co-head of Crypto Investment Banking at Goldman Sachs; 10+ years of investment banking experience; completed over $300bn of transactions across cryptocurrencies, semiconductors, software, and energy, including the $98bn direct listing for Coinbase
- Software engineer at Cisco
- BE in Information Technology from Delhi University, India, and MBA from MDI, India



Chandler Song

Co-Founder
Chief Innovation Officer

- Entrepreneur and Investor in Crypto Economy
- Co-Founder and CEO of ANKR, a leading Web 3 infrastructure and developer platform
- Software engineering experience at Amazon
- BS in Electrical Engineering and Computer Science from UC Berkeley



Ryan Fang

Co-Founder
Chief Strategy Officer

- Entrepreneur and Investor in Crypto Economy
- Co-Founder and COO of ANKR, a leading Web 3 infrastructure and developer platform
- Investment banking and risk management experience at Credit Suisse, State Street and Morgan Stanley
- BS in Business and Statistics from UC Berkeley



Gavin Qu

VP of Operations

- COO of Exponential Digital
- Former Global Markets Division at Goldman Sachs Securities Division; led Asia Equities salesforce on US/EU IPOs across internet, software, online gaming, hardware and renewable energy sectors
- BA in Economics and Statistics from UC Berkeley

Advisors



Hans Thomas

Director Nominee [1]

- CEO and Chairman, 10x Capital



Oliver Wriedt

Capital Markets Advisor [1]

- 20+ years in financial services
- Co-CEO at CIFC, CEO at DFG, Partner at GoldenTree



Larry Kernea

Advisor

- CEO and General Manager of Murphy Electric Power Board
- Chairman of the Rates Board at Tennessee Valley Authority (TVA)



Alan Konevsky

Advisor

- EVP & Chief Legal & Corporate Affairs Officer (and former Interim CEO) at tZERO
- Has held senior roles at Mastercard, Goldman Sachs and Sullivan & Cromwell

Our team's extensive experience across cryptocurrencies, cross-border supply chains, software, capital markets and disruptive innovation creates an additional competitive advantage over peers

(1) Proposed, subject to BCA

©2022 — 6

Key Investment Highlights //

Secular Tailwinds

- Growth and resilience of Bitcoin network
- Large scale of institutional and retail adoption with significant room for growth
- Highly attractive miner economics

Blue Chip, Institutional Grade Team

- Deep domain expertise in crypto and blockchain infrastructure (ANKR, Bounce and Clover)
- Management, Board and Advisors with strong capital markets and asset management experience (Goldman Sachs, CIFC, GoldenTree)

Speed of Execution

- Speed: projected 5 – 7 weeks from site acquisition to active deployment, including permits and local operations for planned sites
- Scalability: historical track record of expanding at a rate of ~25 MW / month with modular data center tech [1]

Vertical Integration

- Modular data center design and technology
- Integrated hosting, mining and power company contracts expected to de-risk execution

Environmentally & Socially Conscious Enterprise

- Strategic commitment to contracting with energy utilities focused on sustainable operations
- Commitment to creating work opportunities at community level and building energy infrastructure in underserved markets

Experienced SPAC Sponsor

- Serial SPAC sponsor with track record of investing in companies with strong management teams
- Dedicated in-house deal team with M&A, capital markets and legal experience

(1) Based on planned openings of new locations as well as flexibility to amend existing power contracts to add additional power capacity

©2022 — 7

Company Overview

Company Overview // Highly Differentiated Platform

Poised for Public Market Debut

- Institutional grade management team
- Speed of execution and operational efficiency
- Clean balance sheet – no existing debt
- Already operating at scale

Estimated Scalability

- Estimated annualized revenue of the Company of ~$98M [1]
- Expect to deploy ~310MW [2] of power capacity by the end of 2022
- Historical ability to expand at a rate of ~25MW / month [2] with modular data center tech
- Potential to enter into additional contracts with power distributors of the TVA – America's largest, government-owned energy provider

Diversified Revenue Streams

- **Current BTC Self Mining** hashrate of ~1.0 EH/s
- **ETH Self Mining** hashrate of >1 TH/s
- **Third Party BTC Hosting** contracts signed covering >3 EH/s for clients including some of the largest miners globally – creating scale and access [3]
- Significant **incremental opportunities** for product expansion

ESG Focused

- Strategic commitment to contracting with energy utilities focused on sustainable operations
- Significant portion of power sourced from TVA power distributors with ~59% non-carbon-based energy
- Significant local operations and supply chain providing opportunities for local third-party workforces
- Plan to deploy various technologies including captive solar, flaring and carbon capture

(1) Represents Q4 2021 Revenue Annualized (2) 250 MW under contract or contracts pending signatures as of March 2022 (3) PrimeBlock has profit share agreements with third party hosting clients

©2022 — 9

Leading N. American Crypto Infra. and Mining Company // Today

~112MW
Developed Power Capacity

~1.0 EH
Installed for BTC Self-Mining and ~0.8 EH Hosted (1)

~$98M
Estimated Annualized Revenue (2)

~20MW
Current Monthly Net New Capacity Addition (7)

~$4.2c/kWh
Est. Avg. Cost of Electricity (3)

~$9.0k
Breakeven BTC Price (4)

	Hashrate 2021 (EH/s) (5)	Installed Capacity 2021 (MW) (5)	Installed Capacity Growth per Month (MW / month) (5)
PrimeBlock	**1.8**	**112**	**~28**
Stronghold Digital Mining	1.3	165	17.5
Core Scientific	13.5	512	8.5
Riot	3.1	350	5.9
Hut 8	2.4	109	2.2
Hive	2.9	80	1.6

Note: PrimeBlock metrics as of 12/31/21 unless otherwise noted; (1) Does not include ETH hashrate, and self mining hashrate includes profit share portion of hosted hashrate (2) Represents Q4 2021 Revenue Annualized, which is a non-GAAP metric (3) Does not include demand charges to maintain constant supply of electricity or any credits for interruptible power. Cost of electricity is based on rates provided in the rate schedules to our power contracts which may be unilaterally changed in the future by the power providers with whom we contract on a location by location basis. Estimated as of March 2022 (4) Assumes network hashrate of ~180 EH/s and electricity cost of $5.5c/kWh. Does not include depreciation, amortization and other costs, including costs of being a public company (5) Based on publicly available information as of 12/31/2021; (6) Power consumed through third party hosting provider; (7) Starting March '22 through 2022

©2022 — 10

Revenue ($M) (3) Installed Hashrate (EH/s) (3) (4) Daily Average BTC Mined (2) (3) Projected Scale of Operations // ©2022 — Installed Power Capacity (MW) (1) Note: See "Disclaimer" beginning on page 2 for more information on the financial and operational projections included in this presentation. The Company's management believes the projections and the assumptions underlying such projections have a reasonable basis as of the date of this presentation, but there can be no assurance that these projections will be realized or that actual results will not be significantly higher or lower than projected. Projections based on BTC price of $38.5k and ETH price of $2.8k through Mar-’22 and BTC $45k and ETH $3k onward. Assumes funding of $62.4M Apr., $142.5M May, and $170M Aug. in ‘22; $200M Jun. ‘23 (1) Unused capacity entails capacity that is installed and ready to be deployed (2) ETH converted at $38.5k BTC / $2.8K ETH through Q1 2022 and $45k BTC / $3K ETH onward; Q4 2022 assumes ending network hashrate of ~275 EH/s and ending self mining hashrate of 6.4 EH/s for PrimeBlock; (3) Includes shared portion of hosting services (4) Excludes ETH hashrate

Seizing the Opportunity // Rapidly Scaling Deployment

HASHRATE MIGRATION OPPORTUNITY

We believe that the China mining ban created an industry shift to North America

Network hash rate dropped by more than 50% [1]

BTC GENERATION

Mining operations begin

We believe our relentless focus on speed and execution puts us on a path to become the one of the **leading mining companies in North America**

JUNE '21	AUGUST '21	SEPTEMBER '21	OCTOBER '21	2022E

IMPLEMENTATION

Location scouting, miner purchase, and deployments

Power contracts with key distributors powered by the TVA

DESIGN ITERATION, OPTIMIZATION, AND EXPANSION

Self-designed and modular container fabrication

Supply chain optimization across miners, electrical and networking equipment, transformers, and power

Onboarded hosting of one of the world's largest BTC mining companies

~112MW

Developed Power Capacity [2]

~20MW

Monthly Net New Capacity Deployed [3]

~310MW

Estimated Developed Capacity by Year End 2022 [4]

(1) Glass Node; (2) As of 12/31/2021; (3) Based on historical roll out of new sites and power contracts (4) Assumes approximately 20 MW added per month starting Q2 2022, with 130MW installed as of Q1 2022 and 250 MW under contract or contracts under negotiation as of March 2022; assumes funding of $62.4M Apr., $142.5M May, and $170M Aug. in '22; $200M Jun. '23

©2022 — 12

Vertical Integration // Hosting + Hybrid Self Mining

Diversity of Revenue = Downside Protection / Volatility Mitigant [1]

- **Capex Light Business Model:** Revenue from installation charges and margin over electricity cost help underwrite infrastructure buildout. Provides another vector at significantly reduced capex
- **Flexibility to choose higher ROI opportunity:** Ongoing evaluation for higher ROI opportunities along the self-mining and hosting continuum
- **Counter-party risk management:** Focused on hosting for largest, institutional grade mining companies



SELF MINING
Block Rewards and Transaction Fees

HOSTING
Recurring Revenue & Profit Share

LOWER ALL-IN COST TO MINE BTC

DIVERSITY OF REVENUE

DOWNSIDE PROTECTION

MITIGANT TO BTC PRICE VOLATILITY

- **Scale Efficiencies:** 3rd party hosting absorption allows for deployment of capacity at scale, reducing cost of deployment for 1st party
- **Leverage:** Hosting some of the largest mining companies in the world increases reseller relationships and priority with ASIC mining rig suppliers
- **Product Expansion Offers Potential Downside Protection:** Hosting customers provide opportunity to sell more products and services
- **Market Segmentation / Recognition:** Miners who also have 3rd party hosting or are vertically integrated tend to have higher trading multiples

(1) Comparison based on pure play mining companies and PrimeBlock's model

©2022 — 13

Site Overview // Oneida, TN Installation, 10 MW – September 2021 ©2022 —

Site Overview // Decatur, TN Installation, 10 MW – September 2021 ©2022 —

Vertical Integration // Geographic Footprint

Ability to scale in 10 to 30 MW increments gives us market leading flexibility to rapidly expand capacity (1)

TVA Key Metrics

- **156 TWh** of total power generation in FY 2019
- **2050** Goal of net-zero carbon emissions
- Significant excess capacity
- **59%** Carbon free energy sources in FY 2020
- **$1.4B** brought to the Tennessee Valley through TVA solar strategy in the last two years
- **Over 1,600 MW** of solar capacity both operating and contracted



KENTUCKY
TENNESSEE
NORTH CAROLINA
SOUTH CAROLINA
GEORGIA
ALABAMA
Nashville
Knoxville
Chattanooga
Charlotte
Atlanta
Additional PrimeBlock Sites Not Shown on Map
Coalport, PA, US
Multiple Locations
= Existing PrimeBlock Sites
= Planned PrimeBlock Sites

Sources: Public company filings and tva.com; (1) Based on planned openings of new locations as well as flexibility to amend existing power contracts to add additional power capacity

©2022 — 16

Social Responsibility Objectives Environmental Focus Environmentally & Socially Conscious Enterprise // Seeking to develop an environmentally and socially conscious digital asset infrastructure Strategic commitment to contracting with energy utilities focused on sustainable operations Significant portion of power sourced from TVA power distributors with ~59% non-carbon-based energy Focus on remaining competitive on energy costs Create new, high-skill technology employment opportunities in developing industry with high-growth potential Build energy infrastructure and next generation technology in structurally underserved markets Long-term focus on ESG ©2022 — Sources: Public company filings and tva.com

Annual Industry BTC Revenue (1) Industry Profitability of Mining Over Time (2) ($M) July 9, 2016 Block reward from 25 to 12.5 May 11, 2020 Block reward from 12.5 to 6.25 ($M) Margin (%) (3) ©2022 — Source: Glassnode; data as of December 31, 2021; (1) Daily block rewards multiplied by daily closing price of BTC plus transaction fees (2) Profitability calculated as annual BTC revenue less electricity cost. Electricity cost calculated as average daily hashrate (TH/s) in a period divided by 100 TH/s (the hashing power of S-19 miners) to calculate avg. daily miners. Avg. daily miners multiplied by 3.25 KW/h (assumed miner energy consumption) * 24 hours in a day * $0.055 KW/h (assumed electricity expense) * 365 days (3) Excludes depreciation and amortization Secular Tailwinds // Enduring Miner Economics

Secular Tailwinds // Illustrative Container Unit Economics

Key Assumptions

Starting Network Hashrate	180 EH/s
Starting Bitcoin Price	$45,000
All-in Container Cost	$50,000
162 Miners per Container @ $3,995 per miner	$647,190
Ongoing Expenses	5% of Initial Capex
Cost of Electricity [1]	~$4.2c/kWh
Miner Depreciation	3 Year Useful Life

Est. Net Value of Bitcoin Mined Over Time [2]



$671,442
$378,949
$173,800
Year 0
Year 1
Year 2
Year 3
($697,190)

Superior economics of BTC mining vs. buying spot (MOIC)

Network Hashrate MoM Growth	BTC Price MoM Growth: 0.0%	2.0%	4.0%
3.0%	1.8x	4.2x	9.3x
3.5%	1.6x	3.8x	8.5x
4.0%	1.4x	3.5x	7.8x

Note: Returns assume net accumulated Bitcoin are sold at the end of year three. Analysis assumes 100% uptime. Source: Glassnode; (1) $5.5c/kWh cost of electricity used for calculation. ~4.2c/kWh does not include demand charges to maintain constant supply of electricity or any credits for interruptible power. Cost of electricity is based on rates provided in the rate schedules to our power contracts which may be unilaterally changed in the future by the power providers with whom we contract on a location by location basis. (2) Assumes that BTC is sold (instead of held on the balance sheet) only to cover cash expenses at the end of each month, and average monthly network hashrate growth derived from daily hashrate growth from October 10, 2018 to October 10, 2021

©2022 — 19

Sources Equity Rollover $1,250 Cash in Trust 200 Total Sources $1,450 Uses Equity to PrimeBlock $1,250 Growth Capex 150 Cash to Balance Sheet 15 Est. Transaction Expenses 35 Total Uses $1,450 82.1% PrimeBlock Shareholders 13.1% Public Shareholders 3.9% Sponsor Promote (5) 0.9% Anchor Investor Promote Enter your text here Line 2 Line 3 Line 4 ___________________________ Source: Footnotes. DeSPAC Pre-Money Equity Value: $1.25B SPAC Size: $200M cash in trust (1) Expected Close: 2H 2022 Secured a $300M committed equity facility from an affiliate of Cantor Fitzgerald Intend to seek additional equity and/or debt financing ©2022 — Expected PF Ownership at DeSPAC (1)(3)(5) DeSPAC Valuation ($M) (1)(2) Implied Sources & Uses ($M) (1) Key Highlights (1) Assumes zero redemptions from the cash in trust. Excludes interest earned in the trust. PrimeBlock cash amount subject to change depending on the actual interest earned in the trust; (2) Enterprise Value calculated as 152.322M pro forma shares outstanding times $10.00/share minus $200M pro forma cash to the balance sheet; (3) Does not account for effects of dilutive securities; (4) 20M Public Shares, 125M PrimeBlock Equity Roll Shares, 5.987M Sponsor Promote and 1.334M Anchor Investor Promote (5) Includes SPAC founder shares and private placement shares Transaction Overview // Pro Forma Valuation PF Share Outstanding (M) (3)(4) 152.322 Share Price ($) $10.00 PF Equity Value $1,523 (+) Pro Forma Net Debt / (Cash) ($200) PF Enterprise Value $1,323 Intend to seek additional equity and/or debt financing

Key Investment Highlights

Key Investment Highlights //

Secular Tailwinds

- Growth and resilience of Bitcoin network
- Large scale of institutional and retail adoption with significant room for growth
- Highly attractive miner economics

Blue Chip, Institutional Grade Team

- Deep domain expertise in crypto and blockchain infrastructure (ANKR, Bounce and Clover)
- Management, Board and Advisors with strong capital markets and asset management experience (Goldman Sachs, CIFC, GoldenTree)

Speed of Execution

- Speed: projected 5 – 7 weeks from site acquisition to active deployment, including permits and local operations for planned sites
- Scalability: historical track record of expanding at a rate of ~25MW / month with modular data center tech [1]

Vertical Integration

- Modular data center design and technology
- Integrated hosting, mining and power company contracts expected to de-risk execution

Environmentally & Socially Conscious Enterprise

- Strategic commitment to contracting with energy utilities focused on sustainable operations
- Commitment to creating work opportunities at community level and building energy infrastructure in underserved markets

Experienced SPAC Sponsor

- Serial SPAC sponsor with track record of investing in companies with strong management teams
- Dedicated in-house deal team with M&A, capital markets and legal experience

(1) Based on planned openings of new locations as well as flexibility to amend existing power contracts to add additional power capacity

©2022 — 22

The ability to source seamlessly across the primary or secondary market Modular container fabrication Long term contracts with key distributors powered by TVA, and opportunity to capture share of additional excess capacity Collaboration with transformer company and other equipment providers (e.g., cables) Trained local workforce in Tennessee, North Carolina, Pennsylvania, Quebec and Alberta End-to-End Optimization of the Cross-Border Value Chain Mining Hardware Energy Logistics ©2022 — Vertical Integration // Differentiated Relationships

Experienced SPAC Sponsor // Dedicated Partner

SPAC Sponsor with Deep Capital Markets Expertise



Hans Thomas
CEO & Chairman
- Founder 10x Capital
- 20+ Yrs. Wall St. & Silicon Valley
- Entrepreneur, VC + SPAC investor



David Weisburd
COO & Head of Origination
- Co-Head of Venture at 10X Capital
- Founder, Growth Technology Partners
- Partner, Flight Ventures, 5000 investors



Oliver Wriedt
President & Head of Capital Markets
- 20+ years in financial services
- Co-CEO at CIFC $30B AUM
- CEO at DFG $7.3B AUM
- Partner at GoldenTree $40B AUM



Guhan Kandasamy
Chief Financial Officer
- Chief Credit Officer at 10X Capital
- 17 Yr. track record at Fannie Mae, DBRS, CoreLogic, Opera/Electrif.ai
- MBA Finance from Oxford



Woodrow H. Levin
Board Member
- Board Member: DraftKings since 2013 (SPAC Exit 2020)
- Founder & CEO: Extend
- Founder & CEO Estate Assist (acquired by DocuSign)



Chris Jurasek
Board Member
- 25+ Yrs. Tech Private Equity Leader
- Board Member: ConvergeOne (SPAC Exit 2018)
- President, JetSmarter;
- CEO Eagleview
- Operating Executive, Clearlake



Boris Silver
Board Member
- Co-Founder at FundersClub
- Investor: Instacart, GitLab, Webflow, Screenhero (acquired by Slack), StatusPage (acquired by Atlassian)
- Y Combinator alumnus



Gil Penchina
Board Observer
- Investor: LinkedIn, PayPal, Fastly, Cruise, Rent the Runway, Discord, Dollar Shave Club, Carta, Wealthfront
- Ran M&A and International expansion at eBay 1998-2006

SPAC / Alternative IPO Track Record[1]

R3E[2] · DraftKings · better.com[3] · 23andMe · COMPASS Therapeutics[4] · CIRCLE[5] · Palantir[6] · wish[7] · Robinhood[8]

Selected Portfolio Companies[9]

BlockFi · ALTO · Valkyrie · MobileCoin · Bitwise · ripple · ZenSports

1. Includes transactions attributable to SPAC management, board & sponsorship group, on target and acquirer side
2. SPAC business combination closed with 10X SPAC VCVC July 2021
3. SPAC business combination announced May 2021
4. Biotech "two-step" APO reverse merger transaction
5. SPAC business combination announced July 2021
6. Direct listing. NYSE:PLTR
7. Initial public offering. NASDAQ:WISH
8. Initial public offering. NASDAQ:HOOD
9. List is representative & not exhaustive

©2022 — 24

FINANCIAL FORECAST

Financial Forecast // Preliminary & Unaudited ©2022 — Source: Company management; Note: Assumes BTC price of $38.5k through Mar-’22 and $45k onward; (Assumptions based on the model numbers for ’22E network hashrate and BTC price) Please see "Disclaimer" beginning on page 2 for more information on the financial and operational projections included in this presentation. The Company's management believes the projections and the assumptions underlying such projections have a reasonable basis as of the date of this presentation, but there can be no assurance that these projections will be realized or that actual results will not be significantly higher or lower than projected. (1) EBIT (excl. stock-based comp.), Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Refer to “Financial and Other Measures” in the “Disclaimer” section for additional information and refer to the Appendix for a reconciliation to net income, the nearest GAAP measure; (2) Includes increased costs associated with being a public company through D&O insurance; For additional information regarding the assumptions underlying the financial forecast, please refer to slides 8 and 18. Total 2022 funding ~$415M required to execute on financial forecast

Sensitivity Analysis // Key Operating Metrics

Sensitizing Revenue and Adjusted EBITDA to BTC Price ($M)

Revenue

BTC Price	2022E	2023E
$10,000	$107	$169
$15,000	$127	$212
$20,000	$146	$255
$25,000	$166	$298
$30,000	$186	$340
$35,000	$206	$383
$40,000	$226	$426
$45,000	$246	$469
$50,000	$266	$512

Self-Mining Revenue

BTC Price	2022E	2023E
$10,000	$50	$83
$15,000	$69	$125
$20,000	$87	$166
$25,000	$106	$208
$30,000	$124	$249
$35,000	$143	$291
$40,000	$161	$332
$45,000	$180	$374
$50,000	$198	$415

Hosting Revenue

BTC Price	2022E	2023E
$10,000	$56	$86
$15,000	$58	$87
$20,000	$59	$89
$25,000	$60	$90
$30,000	$62	$91
$35,000	$63	$93
$40,000	$65	$94
$45,000	$66	$95
$50,000	$68	$97

Adj. EBITDA (1)

BTC Price	2022E	2023E
$10,000	($10)	($69)
$15,000	$9	($27)
$20,000	$29	$15
$25,000	$48	$58
$30,000	$68	$100
$35,000	$87	$142
$40,000	$107	$184
$45,000	$126	$226
$50,000	$146	$269

Note: Please see page 26 footnote on financing assumptions; 2022E projections assume end of period BTC network hashrate of ~275 EH/s and end of period PrimeBlock BTC hashrate of ~10.1 EH/s; 2023E projections assume end of period BTC network hashrate of ~392 EH/s and end of period PrimeBlock BTC hashrate of ~16.4 EH/s; Y axis BTC price is assumed starting price in the model which increases by ~17% in Q2 2022; model assumes BTC start price $38.5k through Q1 2022, increasing to $45k onward; (1) EBITDA is a non-GAAP financial measure. Refer to "Financial and Other Measures" in the "Disclaimer" section for additional information

©2022 — 27

Selected Public Comps Benchmarking // Operational Metrics Installed Power Capacity (MW) Hashrate (EH/s) 2021A 2022E ©2022 — Source for Company information: Company management; Source for Company comparables: Publicly available company filings (1) Power consumed through third-party hosting provider (1) (1)

2022E EV / Adj. EBITDA Selected Public Comps Benchmarking // Valuation ©2022 — 2022E EV / Total EH/s Source: FactSet as of 3/30/2022, Publicly available company filings Market Cap Weighted Average: $152.1 Average: $144.5 Market Cap Weighted Average: 6.7x Average: 6.3x

Significant Immediate Adjacencies and Opportunities // ©2022 — Financial services and applications Bitcoin and Digital Currencies Blockchain Protocols and Infrastructure

Appendix

Secular Tailwinds // BTC Adoption Accelerating Adoption v. Internet (2) 5-Year Price Performance (1) Bitcoin had a greater rate of return than any of the major indexes (YoY growth, based year 1 to 100) Years from Inception (3) Bitcoin's adoption is accelerating at a faster rate than the internet and is projected to have 1 billion users in the next four years ©2022 — Note: Data as of 12/31/2021; (1) FactSet and Glassnode (Rebased to 100) (2) Glassnode and Nielsen (3) Year 1: Internet = 1995, Bitcoin = 2009; Sources: Bitcoinist, Beincrypto

Enter your text here Line 2 Line 3 Line 4 ___________________________ Source: Footnotes. ©2022 — Enduring Differentiation // The Commoditization Game PrimeBlock Public Miners Private Miners Scale Today ~1.8 EH/s installed total capacity <2 EH/s average installed hashrate for peer public company miners (1) Several greenfield operations Fragmented landscape Ongoing geographic migration Built for near term cost of capital returns vs sustainable long-term operations 2022E ~10.1 EH/s Total Installed Capacity by 2022E Top 5 peer public company miners (including PrimeBlock) (2) at >10 EH/s, long tail of remaining public miners <10EH/s Constraints on access to capital at sustainable long term cost caps growth Team Blue chip team with crypto ecosystem leaders, public capital markets veterans, regulatory experts and entrenched power distribution relationships Wide array of fungible skill sets and diversity of experience allow the team to act efficiently in a dynamic market Short public company track records, limited expertise (often in power) and limited crypto native experience Limited institutional capital markets experience Speed One of the fastest scaling operational footprints in Bitcoin mining in North America (+ 20MW / month(3)) At current rate, tracking above pace to achieve 2022E scale Vertical integration: No reliance on third party hosting providers No reliance on long dated, large scale development projects Achieving forecasted operational scale requires significant acceleration of deployment speed Often reliant on 3rd party hosting providers Large data center construction with long lead times and risk of supply shortages / delays Higher counterparty risk can delay scalability No public currency for inorganic growth Access Capital: Self sufficient to fund hosting infrastructure for >12EH/s operation with no 3rd party capital; capital efficient sourcing strategy that minimizes working capital needs Power: Connectivity with key suppliers in TVA network, Texas and Pennsylvania with significant excess capacity at existing substations; sustainability commitment Hardware: Three prong sourcing strategy including primary supply directly from Bitmain, opportunistic secondary purchases for near term delivery and alternative OEM arrangements Capital: Dilutive capital markets activity to fund long dated purchase orders that tie up significant working capital in prepayments Power: Large sites with long lead times and inconsistent commitments to sustainability Hardware: Long dated delivery schedules and several operators with limited control over deployment and operations in 3rd party data centers Capital: Limited access and illiquidity premium Power: Counterparty risk for power distributors can present obstacles to transmission infrastructure investments Hardware: Wide range of miner types, conditions and operational efficiency (1) Peer public company miners comprised of Core Scientific, Riot Blockchain, Mawson Infrastructure Group, Hut 8, Cipher Mining, Marathon Digital Holdings, Gryphon Digital Mining, Bitfarms, Terawulf, Argo Blockchain, Hive and Greenidge Generation (2) Top 5 peer public company miners comprised of PrimeBlock, Core Scientific, Riot Blockchain, Cipher Mining and Marathon Digital Holdings (3) ~20MW/month starting March ‘22

Miners Installed & Configured Miners Ordered & Shipped to Warehouse Projected 5-7 Weeks from Site Selection (1) to Miners Deployment Electrical Equipment Installed Electrical Equipment Manufactured & Shipped Electrical Equipment (Modular DCs) Ordered 5 Weeks for Electrical Equipment Delivery and Installation Fiber Cable Internet Connected & Tested Site & Network Design & Construction Power Contract & Land Lease Locked Site Selection 4 Weeks for Site Selection and Construction Proprietary and vertically integrated, modular architecture for 5 to 7-week deployment for planned sites (1) (2) Focus on Speed of Execution // 5-7 Weeks per Site ©2022 — (1) For planned sites; (2) Projected growth based on similar geographies, deployment models and historical performance of current and planned sites

Focus on Speed of Execution // We are deploying the most capacity in the least amount of time compared to publicly traded peer companies ~0.9 MW Deployed per Day at ~175k / MW all in site capex 5 – 7 weeks Site Selection to Deployment MW Installed per Month (1) (2) # of Months from Start of Mining Operations to December 2021 MW Installed per Month (1) (2) ©2022 — ~112 MW Installed Power Capacity in 4 months (1) Source: Company filings — (1) December 2021 (2) For public comparable companies, calculated as installed capacity (MW) expected at the end of 2021 divided by the number of months between the start of mining operations and December 2021;

Secular Tailwinds // Illustrative Container Unit Economics ©2022 — MOIC – HODL Strategy IRR – HODL Strategy MOIC – All BTC Sold as Mined IRR – All BTC Sold as Mined Superior economics of BTC mining vs. buying spot Note: IRR and MOIC are presented on a pre-tax basis. HODL Strategy assumes that BTC is sold only to cover cash expenses at the end of each month. HODL strategy uses BTC accumulated by the end of year 3 and BTC price at the end of year 3 to calculate IRR and MOIC. Analysis assumes 100% uptime.

Unaudited Reconciliation to GAAP // EBITDA ©2022 — Note: EBIT and EBITDA are non-GAAP financial measures. Refer to “Financial and Other Measures” in the “Disclaimer” section for additional information; (1) Adjusted EBITDA and Net Income margins calculated as a percent of Revenue

Investing in the Company’s securities involves a high degree of risk. You should carefully consider the following risks, together with all of the other information contained in this presentation, before making any investment decision. The Company’s business, financial condition, results of operations or prospects could be materially and adversely affected by any of these risks or uncertainties, as well as by risks or uncertainties not currently known to 10X Capital or the Company, or that 10X Capital or the Company do not currently believe are material. In that case, the trading price of our securities could decline, and you may lose all or part of your investment. Risks Related to Our Business and Industry Our business is highly dependent on a small number of digital asset mining equipment suppliers, which customarily require a significant deposit to be paid up front for transaction processing hardware and significantly limit our recourse for breaches to cancellation for force majeure events. We may not be able to obtain new hosting and transaction processing hardware or purchase such hardware at competitive prices during times of high demand. We expect that we will need to acquire additional or replace our hosting and transaction processing hardware on a frequent basis. Shortages in global production of semiconductors and other critical components may further constrain supply of mining equipment. Delays in shipping and delivery could further constrain our supply of mining equipment or access to components of hosting hardware. Our business is capital intensive, and failure to obtain the necessary capital when needed may force us to delay, limit or terminate our expansion efforts or other operations. If future prices of bitcoin and other digital assets are not sufficiently high, our business, results of operations and financial condition could be materially and adversely affected. Our success depends in large part on our ability to mine digital assets profitably and to attract customers for our hosting capabilities. Increases in power costs or our inability to mine digital assets efficiently and to sell digital assets at favorable prices will reduce our operating margins, impact our ability to attract customers for our services and harm our growth prospects. The Company is seeing an increase in power prices on a few of its facilities due to an increase in energy prices. A slowdown in the demand for digital currencies or blockchain hosting resources and other market and economic conditions could have a material adverse effect on our business, financial condition and results of operations. If we are unable to successfully enter into additional power contracts as expected under our business forecast and maintain our power and hosting arrangements or secure the sites for our data centers, on acceptable terms or at all, or if we must otherwise relocate to replacement sites, our operations may be disrupted, and our business results may suffer. If we are forced to locate alternative sites, we may not be successful in identifying adequate replacement sites to house our operations. Even if we identify such sites, we may not be successful in leasing the necessary facilities at rates that are economically viable to support our mining activities. Delays in the expansion of existing hosting facilities or the construction of new hosting facilities or significant cost overruns could present significant risks to our business and could have a material adverse effect on our business, financial condition and results of operations. Our business is substantially dependent on economical pricing and availability of electrical power. Changes in pricing or availability from local power suppliers could materially impact our ability to operate profitably. Governments and government regulators may potentially restrict the ability of electricity suppliers to provide electricity to hosting and transaction processing operations such as ours, which could have a material adverse effect on our business, financial condition and results of operations. Power outage in our hosting facilities could have a material adverse effect on our business, financial condition and results of operations. Increases in global availability of mining power increase the ‘difficulty’ of obtaining digital currency rewards (i.e. the computational effort required to earn a unit of bitcoin or other digital currency), and such changes could reduce income for our mining operations and reduce demand for our blockchain hosting services. If we fail to accurately estimate the factors upon which we base our hosting contract pricing, we may generate less profit than expected or incur losses on those contracts, which could have a material adverse effect on our business, financial condition and results of operations. We currently generate significant revenue from a limited number of hosting facilities in Tennessee and the region served by the Tennessee Valley Authority and a significant disruption to operations in this region could have a material adverse effect our business, financial condition and results of operations. Our business is heavily impacted by social, political, economic and other events and circumstances in countries outside of the United States. We may not succeed in our strategy to achieve carbon neutrality, and that may impact the willingness of certain customers to subscribe for our digital mining hosting services. Demand for Bitcoin is driven, in part, by its status as one of the most prominent and secure digital assets. It is possible that digital assets, other than Bitcoin, could have features that make them more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for Bitcoin, which could have a negative impact on the price of Bitcoin and have a material adverse effect on our business, prospects, financial condition, and operating results. Concerns about greenhouse gas emissions and global climate change may result in regulatory and legislative changes, including with respect to environmental taxes, charges, assessments or penalties and could have a material adverse effect on our business, financial condition and results of operations. Substantially all our mining equipment is imported into the United States. Changes in tariffs or import restrictions could have a material adverse effect on our business, financial condition and results of operations. Our success is dependent on the ability of our management team and our ability to attract, develop, motivate and retain other well-qualified employees, which may be more difficult, costly or time-consuming than expected. Significant contributors to all or a network for any particular digital asset, such as Bitcoin, could propose amendments to the respective network’s protocols and software that, if accepted and authorized by such network, could adversely affect our business. We may be vulnerable to security and/or cybersecurity breaches or hacks, which could disrupt our operations and have a material adverse effect on our business, financial condition and results of operations. Our future success depends on our ability to keep pace with rapid technological changes that could make our current or future technologies less competitive or obsolete. Substantially all our income is derived from mining bitcoin and ethereum. Initiatives by Meta and others to develop alternate digital currencies may adversely affect the value of Bitcoin and other digital assets we mine. Wider adoption of ‘proof of stake’ digital assets, including anticipated adoption of ETH 2.0 in 2022, which are substantially less computationally intensive to produce, could substantially reduce demand for digital asset mining resources and materially impact our projected revenues. We may receive claims that we infringe third-party intellectual property rights or other proprietary rights. The slowing or stoppage of development or adoption of blockchain networks and digital assets would have an adverse material effect on our mining operations and the value of mined digital assets. Continuing coronavirus outbreaks may have a material adverse impact on our business, liquidity, financial condition and results of operations. Changes in accounting rules regarding the treatment of redeemable shares as “temporary equity” may result in 10X Capital and/or the Company uplisting from The Nasdaq Stock Market’s Capital Market to the Global Market, which requires 100 more minimum shareholders than the Capital Market ©2022 — Risk Factors

Risks Related to Our Limited Operating History and Early Stage of Growth We operate in a rapidly developing industry and have an evolving business model with a limited history of generating revenue from our services. In addition, our evolving business model increases the complexity of our business, which makes it difficult to evaluate our future business prospects and could have a material adverse effect on our business, financial condition and results of operations. We may not be able to compete effectively against our current and future competitors, which could have a material adverse effect on our business, financial condition and results of operations. Our projections are subject to significant risks, assumptions, estimates and uncertainties, including assumptions regarding the demand for our hosting services and the adoption of bitcoin and other digital assets. As a result, our projected revenues, market share, expenses and profitability may differ materially from our expectations in any given quarter or fiscal year. We may experience difficulties in establishing relationships with banks, leasing companies, insurance companies and other financial institutions that are willing to provide us with customary financial products and services, which could have a material adverse effect on our business, financial condition and results of operations. If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired. Following the consummation of the Business Combination, the combined company will incur significant increased expenses and administrative burdens as a public company, which could negatively impact its business, financial condition and results of operations. The Company's management team has limited experience in operating a public company. The combined company has not previously had operations. Risks Related to Regulatory Framework Any change in the interpretive positions of the SEC or its staff with respect to digital asset mining firms could have a material adverse effect on us. If regulatory changes or interpretations of our activities require our registration as a money services business (“MSB”) under the regulations promulgated by the Financial Crimes Enforcement Network (“FinCEN”) under the authority of the U.S. Bank Secrecy Act, or otherwise under state laws, we may incur significant compliance costs, which could be substantial or cost-prohibitive. We may be required to register and comply with certain provisions of the Commodity Exchange Act (“CEA”) under current interpretation by the CFTC. The required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us, or may compel us to cease certain operations. There is no one unifying principle governing the regulatory status of digital assets or whether digital assets are securities in any particular context. Regulatory changes or actions in one or more countries may alter the nature of an investment in us or restrict the use of digital assets in a manner that adversely affects our business, prospects or operations. Regulatory changes or actions may restrict the use of digital assets or the operation of digital asset networks in a manner that may require us to cease certain or all operations, which could have a material adverse effect on our business, financial condition and results of operations. If we were deemed an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), applicable restrictions could make it impractical for us to continue our business as contemplated. Current and future legislation and rulemaking regarding digital assets may result in extraordinary, non-recurring expenses and could have a material adverse effect on our business, financial condition and results of operations. Federal or state agencies may impose additional regulatory burdens on our business including with respect to anti-money laundering rules and/or know your customer or “KYC” requirements. Changing laws and regulations and changing enforcement policies and priorities have the potential to cause additional expenditures, restrictions, and delays in connection with our business operations. Increasing scrutiny and changing expectations from investors, lenders, customers, government regulators and other market participants with respect to our Environmental, Social and Governance (“ESG”) policies may impose additional costs on us or expose us to additional risks. ©2022 — Risk Factors (cont’d)

Risks Related to Digital Assets Because there has been limited precedent set for financial accounting for bitcoin and other digital assets, the determinations that we have made for how to account for digital assets transactions may be subject to change. Digital assets exchanges and other trading venues are relatively new and, in some cases, partially unregulated and may therefore be more exposed to fraud and failure. Digital asset transactions are irrevocable and, if stolen or incorrectly transferred, digital assets may be irretrievable. As a result, any incorrectly executed digital asset transactions could have a material adverse effect on our business, financial condition and results of operations. We may not have adequate sources of recovery if the digital assets held by us are lost, stolen or destroyed due to third-party digital asset services. Losses relating to our business may be uninsured, or insurance may be limited. The impact of geopolitical, economic or other events on the supply of and demand for digital assets is uncertain, but could motivate large-scale sales of digital assets, which could result in a reduction in the price of such digital asset and could have a material adverse effect on our business, financial condition and results of operations. Digital assets, including bitcoin, face significant scaling obstacles that can lead to high fees or slow transaction settlement times and any mechanisms of increasing the scale of digital asset settlement may significantly alter the competitive dynamics in the market. The IRS and certain states have taken the position that digital assets are property for income tax purposes. Changes to, or changes to interpretations of, the U.S. federal, state, local or other jurisdictional tax laws could have a material adverse effect on our business, financial condition and results of operations. Latency in confirming transactions on a network could result in a loss of confidence in the network, which could have a material adverse effect on our business, financial condition and results of operations. Currently, we believe there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively sizable use by speculators, thus contributing to price volatility that could adversely affect our results of operation. We may diversify our business by mining or investing in additional digital assets which could require significant investment or expose us to trading risks. If the transaction fees for recording digital assets in a blockchain increase, demand for digital assets may be reduced and prevent the expansion of the networks to retail merchants and commercial business, resulting in a reduction in the acceptance or price of digital assets. Our reliance on third-party mining pool service providers for our mining revenue payouts may have a negative impact on our operations. Malicious actors may obtain control over the governance of certain blockchain networks and cause disruptions or adverse changes to such networks. Transaction processing operators may sell a substantial amount of digital assets into the market, which may exert downward pressure on the price of the applicable digital asset and, in turn, could have a material adverse effect on our business, financial condition and results of operations. To the extent that the profit margins of digital asset mining operations are not high, mining participants are more likely to sell their earned digital currency, which could exert downward pressure on digital assets prices. We intend to hold varying amounts of digital assets over time, and their value could be subject to inherent volatility. From time to time we have sold, and we may sell in the future, a portion of our digital assets to pay for costs and expenses, which has reduced, and may reduce in the future, the amount of digital assets we hold, thus preventing us from recognizing any gain from the appreciation in value of the digital assets we have sold and may sell in the future. Digital assets are subject to extreme price volatility. The value of digital assets is dependent on a number of factors, any of which could have a material adverse effect on our business, financial condition and results of operations. The digital assets held by us may be subject to loss, damage, theft or restriction on access, which could have a material adverse effect on our business, financial condition or results of operations. Any loss or destruction of a private key required to access digital wallets where our digital assets are held is irreversible, which could result in a complete loss of your investment . We also may temporarily lose access to our digital assets, which could become irreversible and result in a complete loss of your investment A soft or hard fork on a network could have a material adverse effect on our business, financial condition and results of operations. The digital assets held by us are not subject to FDIC or SIPC protections. We may not be able to maintain our competitive position as digital asset networks experience increases total network hash rate. To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in that digital asset network, which could adversely impact an investment in us. Our interactions with a blockchain may expose us to transactions with persons subject to United States or other sanctions or cause us to violate provisions of law that did not contemplate distribute ledger technology. ©2022 — Risk Factors (cont’d)

Prime Blockchain Inc.